Exhibit 10.2

                              THE CHILDREN'S PLACE

                                  MERRILL LYNCH
                             EMPLOYEE STOCK PURCHASE
                         SECTION 423 SERVICING AGREEMENT

                                OCTOBER 30, 1997

                EMPLOYEE STOCK PURCHASE PLAN SERVICING AGREEMENT
                   FOR INTERNAL REVENUE CODE SECTION 423 PLANS

            Agreement dated as of 10/30, 1997 between The Children's Place____ (the "Employer") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

            WHEREAS, the Employer desires to use the services of Merrill Lynch in connection with the Employer's Stock Purchase Plan, named on the accompanying Schedule A and subject to the fees described in Schedule B, (the "Plan") to which Section 423 of the Internal Revenue Code of 1986 (the "Code") applies.

            NOW, THEREFORE IN CONSIDERATION of the mutual covenants set forth herein, the Employer and Merrill Lynch agrees as follows:

SERVICE DESCRIPTION AND RESPONSIBILITIES

Section 1. Merrill Lynch Services

            During the term of this Agreement, Merrill Lynch will perform the following services with respect to the Plan and Employer's common stock (the "Stock").

            (a) Merrill Lynch will establish a separate brokerage Account for each Participant in the Plan and maintain records of the Stock and transactions in that Account.

            (b) Merrill Lynch will: 1) allocate shares of Stock to the Accounts of Participants, but only following Merrill Lynch's ( i ) receipt of either a certificate or certificates from the Employer, registered in the name of Merrill Lynch or its nominee, for the total number of full shares to be allocated, including instruments of transfer in a form acceptable to Merrill Lynch permitting registration of such shares in the name of Merrill Lynch or its nominee, (ii) receipt from the "Employer" of "available funds" for the residual fraction of a share, if any, (iii) receipt of a file (a "Payroll File) from the Employer setting forth a total payroll deduction amount in U.S. dollars for each participant involved, (iv) receipt of a written statement from the Employer specifying the fair market price and allocation price of the Stock and the date to be reflected on Merrill Lynch's records for use in allocating Sock to Participant's Accounts and for reporting purposes, and such additional information as Merrill Lynch may specify from time to time, and (v) reconciliation of the shares of Stock received and the "available funds" received with the Payroll File to determine that the aggregate amount of shares and "available funds" received corresponds to the aggregate of the amounts specified in the Payroll File; 2) provide a periodic report to the Employer in Merrill Lynch's standard from as in effect from time to time setting forth information concerning shares of Stock acquired under the Plan which were held in the account of each Participant and which prior to a specified date have been sold on the market, delivered to Participants, or transferred to another Merrill Lynch account, to another broker, or to a third party. Merrill Lynch makes no representation or warranty as to whether the information set forth on such periodic reports will be sufficient for the Employer to determine whether the holding period specified in
Section 423(a) of the Code has been satisfied with regard to any share of Stock or to determine the amount of any tax deduction to which the Employer may be entitled by reason of any "disposition" or shares of Stock as that term is used in Section 423 of the Code, and 3) to comply with Section 423 of the Code, Merrill Lynch will maintain and age the Employer's Stock held in Participants' Accounts in the following categories: Plan shares held under 2 years and Plan shares held over 2 years and shares not acquired through payroll deduction under the Plan (non-plan shares). Upon participants' instructions to liquidate shares held in their Accounts, the disposition of shares will be as follows: non-plan shares first. Followed by Plan shares held in a Participant's Account over 2 years and lastly Plan shares held under 2 years. Plan shares under 2 years are disposed of on a first-in first-out basis.

            (c) Merrill Lynch will arrange for the production of "Enrollment Materials" to explain the Plan to employees and to enroll participants. Enrollment materials consist of 1) an employee enrollment brochure to describe the Plan, and 2) an enrollment form to establish the payroll deduction with the Employer and the Account with Merrill Lynch. The contents of the enrollment form will not be subject to change; however, supplemental information may be included to satisfy the Employer's requirements. The Employer understands and agrees that Merrill Lynch must review and approve all Enrollment Materials prior to printing and distribution to employees. The production of the Enrollment Materials shall be treated as an additional service pursuant to Section 9 of the Agreement.

            (d) Merrill Lynch will hold all Stock in each Account in the name of Merrill Lynch or its nominee, unless otherwise directed by the Participant for whom the Account is maintained, in which case Merrill Lynch may charge a fee to the Participant for re-registration and delivery of the Shares involved unless the Employer has agreed to pay for the Transfer/Delivery Fee in accordance with Schedule B to the Agreement by checking the appropriate line thereon:

            (e) Merrill Lynch will automatically reinvest all cash dividends on Stock received in each Account in shares of the Employer's Stock to the extent possible, unless the Participant directs otherwise, in which case all such dividends shall be remitted in check format to the Participant as soon as practicable.

            (f) Merrill Lynch will transmit to each participant all proxy statements, annual reports, meeting notices, etc. received from the Employer with respect to Stock acquired pursuant to the Plan and held in the Participant's Account. Proxies will be voted with respect to full Shares held in a Participant's Account in accordance with the Participant's instructions duly delivered to Merrill Lynch. For purposes of consolidating annual report mailings and proxy solicitation, Merrill Lynch will, at the Employer's request and subject to Section 9 of this Agreement, provide the Employer with name, address and share balance information in the standard Merrill Lynch format for those Plan Participants who have objected to disclosure of this information pursuant to Rule 14b-1(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (g) Merrill Lynch will prepare and distribute quarterly to each Participant a statement as to the Stock acquired for the Participant's Account under the Plan. If a separate confirmation for one or more such purchases is requested by the Employer, a fee for the furnishings of such confirmations shall be charged to the Employer pursuant to Section 9 of the Agreement.

Section 2. Employer Responsibilities

            During the term of the Agreement, the Employer will assume the responsibilities and perform the duties set forth below:

            (a) The Employer will furnish to Merrill Lynch, on information forms provided by Merrill Lynch or its designated agents or otherwise in a format prescribed by Merrill Lynch, all Payroll Files and employee payroll and other information which Merrill Lynch may require in order to establish an Account and to perform its services or calculate its fees under this Agreement. In particular, but not by way of limitation, the Employer will notify Merrill Lynch in the manner specified by Merrill Lynch of the name and Account number of each Participant who terminates participation in the Plan whether by reason of termination of employment with the Employer, cessation of payroll deductions or otherwise. Merrill Lynch shall have the right to close such terminated or inactive Plan Participant's Account, subject to the notification process described in Section 8 subsection (b). Merrill Lynch shall be entitled to rely upon the accuracy and completeness of all information which it reasonably believes to have been furnished to it by the Employer or at the Employer's direction and shall have no duty to inquire about such information or about the application of any funds, securities or other assets held by the Employer under the Plan. Other than with respect to a Participant's Account and transactions therein, the Employer shall be solely responsible for resolving any dispute between the Employer and a Participant and answering any inquiries relating to the Participant's rights and entitlements under the Plan. Merrill Lynch shall have no obligation or liability in this regard or for answering any inquiries concerning any transaction or event affecting any Account which occurs prior to the later of (i) the date of the Agreement and (ii) the establishment of such Account in accordance with the Agreement.

            (b) The Employer agrees to use the enrollment form designed by Merrill Lynch for the purpose of authorizing payroll deductions and establishing an Account with Merrill Lynch. This enrollment form will be distributed, collected and maintained by the Employer. The Employer agrees to maintain a record of these forms in such a manner as to allow retrieval and delivery of the forms to Merrill Lynch within two business days, to comply with any Internal Revenue Service (IRS), state, or other taxing authority inquiry, request or audit. If such a request is made, a copy will be made for Merrill Lynch and the original maintained by the Employer at all times, unless otherwise required by law, regulation or legal process. The Employer agrees to maintain these original enrollment forms on file for the life of the account plus a period of at least seven years. In addition, The Employer agrees to follow identical procedures in the event of other tax authority requests for documentation or information relating to the Plan or its participants.

            In order to establish an Account under this Agreement, the Employer agrees to furnish the information requested by Merrill Lynch in a machine-readable format. Accounts will be established automatically through the processing of the Payroll File with the content and format specified by Merrill Lynch. Specifically, the Employer must provide Participant name, address, social security number (account number), and dollar contribution information. Since Merrill Lynch will not retain the enrollment forms, The Employer understands and agrees t review all enrollment forms received for 1) completeness, 2) for exceptions indicated on the form, and 3) for any participants indicating foreign residency or citizenship. The Employer is responsible for obtaining any missing information or incomplete forms and further understands and agrees that Merrill Lynch will rely on all social security number, name and address information provided by the Employer to be current and accurate for individual Participant tax reporting purposes. In the case of exceptions to the form or if foreign residency or citizenship is indicated, copies of the forms will be provided by the Employer to Merrill Lynch for special processing. Upon receipt of these copies, Merrill Lynch will update the Account according to the information indicated on the enrollment form .

            The Employer will in no event permit the following employees to become Participants in the Plan: 1) an employee who has not attained the age of majority in the state or country in which the employee resides, and the Employer will refuse to accept any enrollment forms submitted by such a individual, or 2) an employee who has not completed enrollment form to the Employer. The Employer further agrees to obtain and file executed enrollment forms on all employees wishing to enroll in the Plan before including them on a Payroll File and submitting to Merrill Lynch as active Plan Participants.

            In the event another firm has provided services similar to those provided by Merrill Lynch hereunder in respect of the Plan, the Employer agrees to obtain executed enrollment forms from al Participants on the Payroll File pursuant to the procedures described above and shall not be obligated to receive in any Account assets from such firm until reconciliation of the assets so received with information received from such firm or Employer detailing the allocation of these assets to each relevant Account; provided that Merrill Lynch will have no responsibility for determining the accuracy of the information received or for reconciling such information with any Participant's entitlements under the Plan; provided further that Merrill Lynch shall not be obligated in any event to accept assets in an Account which are not allowable as an investment in the Account in accordance with Section 8.

            (c) The Employer will collect all amounts deductible pursuant to the Plan from the compensation of Participants and other amounts contributed by the Participant pursuant to the Plan and will make all required Employer contributions, if any, in accordance with the Plan, and shall hold such amounts or shares until delivered to Merrill Lynch in accordance with the schedule specified on Schedule A. Merrill Lynch shall not be obligated to accept delivery of shares other than in accordance with such schedule but may do so in its sole discretion as an additional service pursuant to Section 9. The Employer will promptly notify Merrill Lynch of any change in the information specified on Schedule A to this Agreement.

            (d) The Employer will consolidate all information and deliver a single Payroll File to Merrill Lynch in a machine-readable format, conforming to specifications furnished by Merrill Lynch from time to time. In the event that,
(i) the Employer is unable to submit one Payroll File, (ii) a Payroll File does not conform to such specifications, the processing of such Payroll File by Merrill Lynch shall not be required, or (iii) Merrill Lynch processes a file and it does not conform to such specifications, such processing shall be an additional service pursuant to Section 9.

            Each Payroll File shall be reconciled by the Employer against the funds and Stock referenced in such file prior to delivery of the file to Merrill Lynch. If any Payroll File submitted to Merrill Lynch in incomplete, incorrect or subsequently changed by the Employer, the work performed by Merrill Lynch to correct, change or otherwise prepare the Payroll File for processing also shall be treated as an additional service by Merrill Lynch pursuant to Section 9. If the Employer requests that Merrill Lynch make entry corrections to the Payroll File after an investment has been made, the Employer agrees to provide Merrill Lynch with a letter of authorization detailing the date of the error, type of adjustment, Participant name and account number. An adjustment will be processed by Merrill Lynch and a refund will be returned to the Employer, if applicable, and this work shall also be treated as an additional service pursuant to Section 9.

            (e) All remittances of funds by the Employer to Merrill Lynch in respect to the Plan shall be made either by check or by wire transfer in accordance with instructions received from Merrill Lynch. All Stock delivered directly by the Employer to Merrill Lynch in respect of the Plan shall be fully paid and nonassessable and registered in the name of Merrill Lynch or its nominee, and all Stock and Payroll files shall be delivered to Merrill Lynch at the place and in the manner specified in instructions transmitted by Merrill Lynch to the Employer.

            (f) All Stock and Payroll Files delivered to Merrill Lynch on behalf of the Employer and any of its subsidiaries participating in the Plan, as well as other notices and instructions relating to the Plan or this Agreement, shall be delivered by the department, office or single source within the Employer, or other person acting on behalf of the Employer, specified on Schedule A. For purposes of the Agreement, any action taken by any person acting on behalf of the Employer shall be considered as an action by the Employer. Delivery of Stock or Payroll Files other than in accordance with Sections 2(e) and 2(f) shall not constitute delivery within the meaning of Section 1(b).

            (g) The Employer is solely responsible for the administration of the Plan and execution and filing with any governmental authority of other person of all reports or other documents required in connection with the Plan, and Merrill Lynch shall have no reporting or tax withholding obligation in connection with any aspect of the Plan. The foregoing, however, shall in no way limit any reporting and withholding obligations which Merrill Lynch may have under applicable law with respect to brokerage accounts generally.

            (h) Merrill Lynch shall have no responsibility to monitor compliance by the Employer with the terms and conditions of the Plan or any law applicable thereto.

            (i) Except as in Section 3 (c), each report and statement issued by Merrill Lynch shall be deemed correct unless Merrill Lynch receives written notice of any incorrectness, incompleteness or inaccuracy in the report or statement within 30 days after the sending thereof to the person to whom the report or statement is to be sent in accordance with the agreement.

            (j) Except for the internal newsletters or other documents not dedicated solely to describing the Plan and Merrill Lynch services under this Agreement, The Employer shall obtain the prior written consent of Merrill Lynch to any reference to Merrill Lynch or to services to be furnished by Merrill Lynch in any communication or document pertaining to the Plan not prepared by Merrill Lynch; provided that Merrill Lunch shall have no responsibility or liability for the content of any such communication or document.

            (k) The Employer shall pay all sales or use taxes or any taxes in lieu thereof with respect to the services of Merrill Lynch under the Agreement.

            (l) The Employer shall notify Merrill Lynch as soon as possible in advance of any stock, Split, stock dividend or similar event which may affect the Stock, and of any bankruptcy, insolvency, moratorium or other proceeding in respect of the Employer affecting the enforcement of creditor's rights. Likewise, Merrill Lynch will notify the Employer of any bankruptcy, insolvency, moratorium or other proceeding with respect to Merrill Lynch affecting the enforcement of creditor's rights. Notwithstanding any other provision of the Agreement to the contrary, Merrill Lynch will have no obligation to perform any services under this Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding in respect to the Employer affecting the enforcement of creditors' rights unless Merrill Lynch receives assurance satisfactory to it that it will receive full payment for such services.

Section 3. Responsibility for Errors and Indemnification

            (a) The Employer will promptly notify Merrill Lynch of any errors or omissions in information supplied by the Employer to Merrill Lynch. In such an event, or in the event that Merrill Lynch executes an allocation of shares of Stock pursuant to Section 1(b) prior to satisfaction of all of the conditions specified in clauses (i), (ii) and (iii) of the Section and subsequently discovers an error or omission in information supplied to it by the Employer, Merrill Lynch's sole obligation shall be to us reasonable best efforts to correct any resulting errors in its own records or in any reports it has prepared for the Employer or any participant, and such services shall be treated as an additional service pursuant to Section 9.

            (b) The Employer will defend, indemnify and hold harmless Merrill Lynch and its parent company and each of their directors, officers and employees, and any affiliate or subcontractor to which Merrill Lynch has delegated (as permitted by Section 12 of this Agreement), any of its duties hereunder, from and against all claims, liabilities, losses, damages or expenses, including attorney's fees and reasonable costs of investigating, preparing or defending any related litigation, asserted by the Employer or any Participant, or any other person, (i) arising out of any failure of the Employer to supply time and accurate information or funds needed to enable Merrill Lynch to discharge its duties under the Agreement, (ii) arising out of any untrue statement or alleged untrue statement of material fact contained in the registration statement covering Stock or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading, or, if applicable, the Plan, (iii) arising out of any violation or alleged violation of any "blue sky" or state securities law, or (iv) arising out of any other cause other than Merrill Lynch's gross negligence or willful misconduct. The Employer further agrees to indemnify and hold harmless Merrill Lynch for any fines, taxes and penalties imposed by the IRS, state or other taxing authority, or for any other claims or costs arising from or relating to inaccurate or omitted tax-related information.

            (c) Merrill Lynch will at its own expense, correct, or cause the correction of, any errors in its records and in any reports prepared by it which are attributable to errors of its employees.

            (d) In case of errors or loss of data caused by power failure, mechanical difficulties with information storage and retrieval systems, or other events not attributable to its own gross negligence or willful misconduct or to the gross negligence or willful misconduct of its agents or subcontractors, Merrill Lynch's sole obligation will be, at its own expense, to use its reasonable efforts to reconstruct any records maintained by Merrill Lynch and to amend any reports prepared by it which have been affected by such event. Performance by Merrill Lynch and the Employer of their obligations hereunder is subject to appropriate adjustment and extension of time in the event of strike, fir, war, insurrection, riot, electrical failure or any other event that would constitute force majeure under New York law, or in the event of a circumstance beyond Merrill Lynch's or the Employer's control.

Section 4. Survival

            The provisions of Sections 3,5,8,13,14 and 20 shall survive the termination of this Agreement.

Section 5. Proprietary Information

            The Employer agrees that all computer programs, software, forms, plans and procedures developed by Merrill Lynch to perform the services required under the Agreement are trade secrets or other property of Merrill Lynch. In addition, Merrill Lynch reserves the right to include the Employer's name on a client list as an active plan sponsor of the Employee Stock Purchase Plan Service.

Section 6. Confidentiality of Records

            (a) Merrill Lynch will treat confidentially by not disclosing to unaffiliated persons all records of, or other information in its possession regarding the Plan, subject to Section 8, and will not, without written authority from the Employer, disclose to such unaffiliated persons during the term of the Agreement or thereafter any such records or information except (i) in connection with the proper operation of the Agreement and the Plan, (ii) incident to an assignment, subcontract or service contract or relationship permitted by Section 12 of the Agreement, (iii) in connection with a proxy solicitation, audit or regulatory examination, (iv) as may otherwise be legally required, or (v) as directed by the Employer to transfer existing records and accounts to a successor administrator. The transfer of records to a successor administrator or additional reporting after the termination of this Agreement will be treated as an additional service pursuant to Section 9 of the Agreement.

            (b) During the term of the Agreement all records of the Plan in the possession of Merrill Lynch will, subject to Section 8, be open to inspection and audit at reasonable times by the Employer.

Section 7. Status of Parties

            The relationship of the parties to each other in the execution and performance of the Agreement shall be that of independent contractors. Nothing in the Agreement or with respect to the obligations or services of Merrill Lynch in connection with the Agreement shall constitute Merrill Lynch a fiduciary of the Employer, the Plan, any Participant or any other person.

Section 8. Accounts

            (a) Each Account established for a participant may be used by that Participant for transactions in such securities designated by the Employer, and that are allowable for investment under the Merrill Lynch Account (or any successor program or account). The relationship between Merrill Lynch and each participant with respect to the Account and transactions therein shall be governed by a separate agreement of terms and conditions between them (an "Account Agreement"), which constitutes part of the Enrollment Materials. Each Account Agreement, unless previously terminated, shall survive the termination of this Agreement, and each Account Agreement and the fees and commissions applied thereunder may be amended from time to time in accordance with the terms thereof without notice to or consent from the Employer.

            (b) Merrill Lynch may notify any participants, including those participants who have terminated employment with the Employer or inactive Participants (those persons who have suspended payroll deductions for a consecutive (12) month period), of their account closing options. On a regular basis, Merrill Lynch will forward a report to the Employer listing inactive accounts. At that time, the Employer may decide to pay the maintenance fee to retain the accounts on the plan base or allow Merrill Lynch to contact these Participants for the purpose of notification of the following options: i) sale of the Participant's holdings of Stock and other securities, if any, subject to applicable transaction and handling fees and closure of their account; ii) receipt of a Stock certificate, and certificates for other securities in their account, if any, subject to a certificate fee and closure of their account; or
iii) conversion of their Plan Account to a Merrill Lynch account, subject to minimum balance requirements and applicable account maintenance, transaction and handling fees. The above rights of Merrill Lynch shall be in addition to any other rights and privileges included but not limited to the right to charge its prevailing account maintenance fees for security registration, mailing and other related brokerage or administrative services accorded to Merrill Lynch under the terms and conditions of the Account Agreement governing the Participants' Accounts at Merrill Lynch.

            (c) The records maintained by Merrill Lynch in respect of each Account in accordance with the Account Agreement will be confidential and will not, without written authority from the Participant involved, be disclosed too the Employer except to the extent otherwise specifically set forth in the Agreement, as required by operation of law or to transfer existing records and accounts to a successor administrator.

Section 9. Additional Services

            In addition to each of those categories of work specified in this Agreement as an additional service pursuant to this Section 9, the parties may agree from time to time that Merrill Lynch shall perform other additional services for the Employer in connection with the Plan. Charges for additional services shall be in accordance with Merrill Lynch's then current fees for such services.

Section 10. Merrill Lynch Compensation

            (a) The Employer will pay Merrill Lynch the fees indicated on the accompanying Schedule B for the services involved and any fees for additional services pursuant to Section 9 within 30 days of the date of receipt of Merrill Lynch's invoice for the fees specified thereon. Merrill Lynch shall be entitled to charge the Employer interest at the rate which is 2 percent above the prevailing "Prime Rate" charged during such time by Citibank, N.A. on the outstanding balance of all fees payable hereunder that are not paid by the Employer within 30 days after the date of receipt of Merrill Lynch's invoice therefor. The fees and commissions provided for herein are in addition to, and not in substitution for, Merrill Lynch's usual fees for mailings of proxy statements, annual reports, meeting notices, etc., services rendered as a nominee for customers and other services performed by Merrill Lynch for which it normally charges a separate fee. Merrill Lynch retains their right to change any fees listed on Schedule B from time to time on 30 days' prior written notice to the Employer.

            (b) The Employer shall not be required to pay transaction fees incurred in connection with the transactions executed upon the instructions of Participants (other than transactions entered into in connection with the processing of a Payroll File) or in connection with the reinvestment of dividends (unless the Employer had assumed that obligation as specified on Schedule B, in which case the fee payable in connection therewith shall be billed to the Employer separately from the other fees provided for herein), which transaction fees shall otherwise be for the accounts of the Participants involved.

            (c) The Employer understands and agrees that the service fee schedule described in Schedule B will be modified each year to reflect any increase in the Consumer Price Index on the anniversary date of each yearly renewal of the Agreement.

Section 11. Term

            This Agreement shall remain in effect for a period of one year subsequent to the execution date. This Agreement will automatically renew for an additional one year period thereafter, unless either party gives written notice to the other not less than 90 days prior to the expiration of such one year period of its election not to renew the Agreement.

Section 12. Assignments/Subcontracts

            Neither party may assign this Agreement or any right or obligation hereunder in whole or in part without the written consent of the other party, except that (i) Merrill Lynch may assign any or all of its rights and duties hereunder to any corporation directly or indirectly owned by Merrill Lynch Co., Inc. and (ii) Merrill Lynch may in any case employ independent subcontractors or other agents to perform all or any part of the services otherwise to be performed by Merrill Lynch itself under this Agreement. Merrill Lynch may also contract or establish relationships with third parties for the provision of services to Merrill Lynch which are useful to Merrill Lynch in connection with its servicing Accounts.

Section 13. Waiver of Jury Trial

            Each of Merrill Lynch and the Employer (in its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort, or otherwise) related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this Agreement.

Section 14. Representation and Warranties

            (a) The Employer hereby represents and warrants that (i) it has full power, authority and capacity to execute and deliver this Agreement and perform its obligations hereunder on behalf of itself and on behalf of any subsidiary participating in the plan, and that this Agreement constitutes a legal, valid and binding obligation of the Employer, enforceable against the Employer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, (ii) stock delivered to Merril Lynch in connection with the Plan (if any), and all interests in the Plan (if required), will be the subject of an effective registration statement under the Securities Act of 1933, as amended, and will be registered or qualified under the securities laws of each state in which such registration or qualification is necessary and the Employer will keep such registration statements and qualifications in effect during such period of time as is required by applicable law, and (iii) that it is not a broker dealer registered under the Exchange Act and is not a member of the National Association of Securities Dealers, Inc.

            (b) Merrill Lynch hereby represents and warrants that it has full power, authority and capacity to execute and deliver this Agreement and performs its obligations hereunder, and that this Agreement constitutes a legal, valid and binding obligation of Merrill Lynch, enforceable against Merrill Lynch in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally.

Section 15. Notices

            Any notice or instructions to be given to the Employer or Merrill Lynch under this Agreement shall be in writing or on such other medium as may be agreed to by the Employer and Merrill Lynch, and delivered by hand, or sent by certified mail, postage prepaid, return receipt requested, or by courier or overnight delivery service to the address listed below, or to such other address as may be designated in a written notice transmitted in accordance with this
Section 15.

            If to Merrill Lynch by overnight, hand or courier delivery:

            Merril Lynch, Pierce, Fenner & Smith Incorporated
            Group Employee Services
            265 Davidson Avenue - 2nd Floor
            Somerset, New Jersey 08873
            United States of America
            Attn:  Employee Stock Purchase Plan Manager

            If to Merrill Lynch by first class or certified mail:
            Merrill Lynch, Pierce, Fenner & Smith Incorporated
            Group Employee Services
            P.O. Box 30430
            New Brunswick, New Jersey 08989-0430
            United States of America
            Attn:  Employee Stock Purchase Plan Manager

            If to the Employer:
            The address of the employer set forth on Schedule A

            Any report or statement to be sent to a Participant by Merrill Lynch under this Agreement shall be sent by first class mail, postage prepaid, to the most recent address of such Participant as shown on Merrill Lynch's records maintained for the purposes of this Agreement.

Section 16. Successors

            This Agreement shall be binding upon, and inure to the benefit of, the Employer and Merrill Lynch and their respective successors and permitted assigns.

Section 17. Amendment

            This Agreement will not be modified or amended except by an instrument in writing signed by the Employer and Merrill Lynch.

Section 18. Waiver

            No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such shall operate only as the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 19. Severability

            The invalidity or unenforceability of any provision of the Agreement shall not affect the other provisions, and this Agreement is to be construed in all respects to the extent possible to fulfill the purposes of this Agreement as if such invalid or unenforceable provision was omitted.

Section 20. Governing Law

            THIS AGREEMENT SHALL BE CONSIDERED AS EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THAT STATE.

Section 21. Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 22. Entire Agreement

            This Agreement (including Schedule A and Schedule B hereto) constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements and documents with respect to such matters.

AUTHORIZATION

IN WITNESS WHEREOF, the Employer and Merrill Lynch have each caused this Agreement to be executed in its corporate name by the duly authorized officers, all as of the date first above written.

                                 EMPLOYER'S NAME


Attest:  /s/ Seth Udasin                      By:  /s/ Steven Balasiano
         -----------------------------             -----------------------------

Print Name:  Seth Udasin                      Print Name:  Steven Balasiano

Title:  Chief Financial Officer               Title:  Vice President

                          MERRILL LYNCH, PIERCE, FENNER
                               SMITH INCORPORATED


Attest:  /s/ Juliet Parsons-Betzel            By:  /s/ Kurt A. Breme
         -----------------------------             -----------------------------

Print Name:  Juliet Parsons-Betzel            Print Name:  Kurt A. Breme

Title:  Assistant Vice President              Title:  Vice President

                                   SCHEDULE A

                          Data Sheet for Merrill Lynch
                Employee Stock Purchase Plan Servicing Agreement

1.     Name of  Employer:  The Children's Place Retail Stores, Inc.

2.     Name of Subsidiaries or Affiliates of the Employer
       Participating in the Plan:  None

3.     Name of Plan:  The Children's Place Retail Stores, Inc.  Employee Stock
                      Purchase Plan.

4.     Stock to be Allocated:  360,000 shares of common stock par value .10

5.     Exchange/Market on which Stock is Traded:  NASDAQ

6.     Source of Stock (check one):        Treasury  |_|
                                           New Issue |X|

7. Single Source for all Information, Payments and Documents to Employer:

       Company Name:             The Children's Place

       Address:                  1 Dodge Drive
                                 West Caldwell, NJ 07006

       Attention:                Laurel Anderson

       Title:                    Manager of Human Resources

       Telephone Number:         (973) 227-8900 X 2219

       Fax Number:               (973) 808-6491

10/8/97

8.     Employer Discount Percentage:  15%

9. a. Schedule for Delivery of Money and/or Stock and Payroll Files to Merrill Lynch under the Plan (check one):
                      Monthly      |X|
                      Quarterly    |_|
                      Semi-Annual  |_|
                      Other        |_|

       b. First month in which delivery is to be made:  January 1998

10.    Medium in which Payroll Files Furnished (check one):
                      Magnetic Tape                 |X|
                      PC Transmission               |_|
                      Cartridge                     |_|
                      Electronic Data Transmission  |_|

11.   Shares to be delivered by (check one):
      Delivery of physical certificates |_|
      DTC transfer                      |X|

12.   Other Additions or Modifications to Agreement:

                                   SCHEDULE B

                                  Service Fees

1.    Service Fee:

                           Annual Per Participant Fee

                                     $25.00

The number of participants is the number of Participants referenced in the Payroll File with respect to which the Service Fee is to be determined.

The Per Participant Fee is determined by multiplying (a) the number of Participants referenced in the Payroll File being processed by (b) a prorata portion of the indicated per Participant Dollar amount specified above. The pro ration is determined on the basis of the number of Payroll Files scheduled to be delivered on an annual basis under the schedule for delivery specified in Schedule A to the Agreement (e.g., if Schedule A to the Agreement provides for semi-annual delivery of Payroll Files, the Per Participant Fee Payable with respect to each Payroll File delivered is one-half of the indicated dollar amount).

The Service Fee is payable with respect to each Payroll File processed by Merrill Lynch under the Plan. If the aggregate Fee calculated as described above for a Payroll File processed by Merrill Lynch during any calendar year is less than $5,000.00 the Employer will be billed, and will pay the difference between $5,000.00 and the amount of Fee so calculated.

The Service Fee schedule will be modified each year on the execution date of this Agreement upon the annual plan renewal to reflect any increase in the Consumer Price Index.

2.    Fees for reinvestment of dividends paid on company stock.

      a. |X| Not applicable, the company does not currently pay dividends. Should the company declare a dividend in the future and checked
             Section 2 item (a) of Schedule B, Merrill Lynch will automatically supply Section 2 item (b) of Schedule B unless noted otherwise, below.

      If currently paying a dividend or intend to pay a dividend, please check one:

      b. |_| To be paid in all events by Participants at the applicable rate.

      c. |_| To be paid by the Employer at the rates set forth below with respect to Accounts shown on Merrill Lynch's records. Designate which classification of account holders you will assume responsibility for dividend reinvestment fees.

             (check one)

            |_| Active Plan Participants (Employees currently participating in the Plan.)

            |_| Active and Inactive Plan Participants (Employees currently participating in the Plan and those not participating but are shown on Merrill Lynch's records as Plan Accounts.)

                                                     Fee as Percentage
            Average Cash Dividend                    of Aggregate Dividend
            Payable to Accounts                      Amount (All Accounts)
            -------------------                      ---------------------
            $  0.01 - 100.00                         4.0 %
             100.01 - 500.00                         2.0 %
            more than $500.00                        1.5 %

            * If the fee payable at the 2% rate is less than the product of $4.00 and the number of accounts with respect to which the Employer has assumed this obligation, the fee payable by the Employer is equal to that product.

To determine the Average Cash Dividend Payable to Accounts, determine the sum of the cash dividend payable to accounts with respect to which the employer has assumed this obligation and divide that sum by the number of such accounts.

3. The Employer (check one) |_| has / |X| has not agreed to pay the fee for Monthly Confirmations ($1.00 per confirmation)

4. The Employer (check one) |_| has/ |X| has not agreed to pay the Fee Transfer Delivery of Certificates $15.00 per certificate)

5. The Employer (check one) |X| has/ |_| has not chosen to receive a Key Officer Report and must contact Merrill Lynch with a list of appropriate officers.

There is a fee of $25.00 per entry correction made to the Payroll File as requested by the Employer after a plan purchase has been executed.